STOCK PURCHASE AGREEMENT
                     AND AGREEMENT OF SETTLEMENT AND RELEASE

     STOCK PURCHASE AGREEMENT AND AGREEMENT OF SETTLEMENT AND RELEASE dated this 17th day of October, 2006 by and among (i) George W. Haywood and Denis F. Cronin (together, the "Stockholder Parties") and (ii) AmBase Corporation (the
"Company"), Richard A. Bianco, Robert E. Long, Salvatore Trani and Philip M. Halpern, in their individual capacities and their capacities as directors or officers of the Company (the Company and Messrs. Bianco, Long, Trani and Halpern, collectively, the "AmBase Parties").

                               W I T N E S S E T H

     WHEREAS, in 2003, the Stockholder Parties made written demands to inspect certain of the Company's books and records (the "Demands") pursuant to Section 220 of the General Corporation Law of the State of Delaware (the "DGCL"); and

     WHEREAS, the Stockholder Parties initiated an action against the Company in the Court of Chancery of the State of Delaware (the "Court of Chancery"), styled Haywood v. AmBase Corp., Civil Action No. 342-N (the "Action") to compel inspection of certain of the Company's books and records pursuant to Section 220 of the DGCL; and

     WHEREAS, the Court of Chancery, in an opinion dated August 22, 2005 (the "Opinion"), ordered the Company to permit inspection of certain of the documents requested in the Demands; and

     WHEREAS, on January 27, 2006 the Company produced documents to the Stockholder Parties (the "Produced Documents"); and

     WHEREAS, on May 22, 2006, the Stockholder Parties filed a motion for contempt in the Court of Chancery seeking the production of additional documents and to resolve a dispute concerning the entry of a confidentiality order requested by the Company; and

     WHEREAS, the Company opposed the motion for contempt and requested the Court of Chancery to enter a confidentiality order in the form submitted by it; and

     WHEREAS, the Stockholder Parties have indicated they are considering engaging in continued litigation activity against the AmBase Parties, which the AmBase Parties have concluded is not well-founded but would entail considerable time and expense to defend; and

     WHEREAS, without admitting any of the matters asserted by any of the parties hereto, the Stockholder Parties and the AmBase Parties wish to resolve their disputes without resort to continued litigation or further litigation; and

     WHEREAS, George W. Haywood beneficially owns 6,079,531 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), which shares are held in brokerage accounts for the following persons in the following amounts: 1,910,000 in Mr. Haywood's personal account, 3,707,506 in Mr. Haywood's personal IRA account, 45,000 in the account of Mr. Haywood's spouse, 357,025 in the accounts of Mr. Haywood's minor children and 60,000 in the account of the estate of Mr. Haywood's mother, as to which account Mr. Haywood is executor; and

     WHEREAS, Denis F. Cronin beneficially owns 536,000 shares of Common Stock of the Company, all of which are held in personal brokerage accounts;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the undersigned parties to this Agreement of Settlement and Release (the "Agreement") do hereby agree and undertake to settle all of their disputes as follows:

ARTICLE I
              PURCHASE AND SALE OF SHARES, ADDITIONAL CONSIDERATION

     1.1. Purchase and Sale of Shares. The Stockholder Parties shall sell, assign, transfer and deliver, or shall cause the sale, assignment, transfer and delivery, to Richard A. Bianco (the "Purchaser"), of 6,615,531 shares of Common Stock, 6,079,531 of which are beneficially owned by George W. Haywood and 536,000 of which are beneficially owned by Denis F. Cronin (the "Shares"), and the Purchaser shall purchase and acquire all of the right, title and interest in and to the Shares. The purchase price of the Shares shall be an aggregate of $3,638,542.00 (the "Purchase Price"), consisting of $0.46 per share plus a premium of $0.09 per share in additional consideration.

     1.2. Additional Consideration. As additional consideration for the promises contained herein, a $1,100,000.00 cash payment will be made to the Stockholder Parties on behalf of the Company (the "Additional Consideration").

     1.3. Closing. On the date of execution of this Agreement, the Purchaser shall remit the Purchase Price and the Company shall remit the Additional Consideration by wire transfer to the escrow account of Richards, Layton & Finger, P.A. ("RLF"). Upon receipt of written confirmation that RLF has received the Purchase Price and the Additional Consideration, the Stockholder Parties shall cause the Shares to be delivered to American Stock Transfer and Trust Company, the Company's transfer agent, where they will be registered in the names of the Purchaser. Upon receipt of written confirmation that the Shares have been received by the American Stock Transfer and Trust Company, RLF shall transfer (a) the Purchase Price by wire transfer to accounts to be specified by the Stockholder Parties and (b) the Additional Consideration by wire transfer to the account of Bouchard Margules & Friedlander, P.A. This Agreement will become effective on the date the Purchase Price and Additional Consideration has been received in the manner set forth in the preceding sentence (the "Effective Date"). The parties will use their best efforts to complete all of the transactions set forth in this paragraph 1.3 on or before October 20, 2006.

     1.4. Dismissal of the Action. Within three business days following the Effective Date, the parties to the Action shall file a stipulation of dismissal of the Action in the form attached hereto as Exhibit A.

     1.5. Return of the Produced Documents. Within three business days following the filing of the stipulation of dismissal of the Action, the Stockholder Parties shall return and shall cause their counsel to return the Produced Documents, any copies of the Produced Documents and any documents and copies of documents produced by or on behalf of AmBase in the Action to Raymond J. DiCamillo, Esquire, Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, Delaware 19801 and shall provide a written certification that all such documents have been returned.

ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     2.1.  Representations  and  Warranties  of  the  Stockholder  Parties.  The
Stockholder Parties represent and warrant to the Ambase Parties and the Purchaser that (i) they are the beneficial owners of the Shares, in the manner described in the WHEREAS clauses to this Agreement, and shall transfer the Shares free and clear of all liens, claims, encumbrances, restrictions on transfer or rights of third parties of any nature whatsoever ("Liens"), (ii) they do not have any right, title or interest in or to any shares of or options or warrants to acquire shares of Common Stock, or any other securities of the Company other than the 6,615,531 Shares described in Section 1.1 of this Agreement, (iii) the performance by the Stockholder Parties of their obligations hereunder will vest in the Purchaser title to the Shares, free and clear of all Liens, (iv) they have all requisite power and authority to execute, deliver and perform this Agreement and to sell, assign and transfer the Shares, (v) this Agreement constitutes a valid and binding obligation of the Stockholder Parties, enforceable in accordance with its terms and (vi) no consent, approval, waiver, authorization or filing is necessary for the execution, delivery and performance by the Stockholder Parties of this Agreement which has not already been obtained. Notwithstanding any provision of this Agreement to the contrary, in the event that, whether prior to or subsequent to the Closing, any Lien relating to the Shares shall be discovered by any party hereto, such party shall immediately give notice thereof to the Stockholder Parties and the Stockholder Parties shall, at their sole cost and expense, remove or cause to be removed such Lien.

     2.2. Representations and Warranties of the AmBase Parties and the Purchasers. The AmBase Parties and Purchaser represent and warrant that (i) they have all requisite power and authority to execute, deliver and perform this Agreement, (ii) this Agreement constitutes a valid and binding obligation of the AmBase Parties and the Purchaser, enforceable in accordance with its terms,
(iii) no consent, approval, waiver, authorization or filing is necessary for the execution, delivery and performance by the AmBase Parties and the Purchaser of this Agreement, and (iv) they are not in possession of any material non-public information concerning the action pending in the United States Court of Federal Claims captioned AmBase Corporation v. The United States of America, Civil Action No. 93-531C (the "Supervisory Goodwill Litigation"); for this purpose, "material" shall mean information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Company, which would include any settlement discussions in the Supervisory Goodwill Litigation.

     2.3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Stockholder Parties as follows:

     (i) Available Information. The Purchaser acknowledges that he is familiar with the business, management, operations, financial condition and affairs of the Company and is therefore able to evaluate the merits and risks of a purchase of the Shares and is not relying on any information provided by the Stockholder Parties.

     (ii) Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary or required as to the Purchaser in order to constitute this Agreement as a valid, binding and enforceable obligation of the Purchaser in accordance with its terms.

     (iii) Restricted Securities. The Purchaser understands and agrees that, when acquired by the Purchaser pursuant to the Agreement, the Shares will be restricted within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

     (iv) Investment. The Shares to be acquired by the Purchaser will be acquired for investment purposes only for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale of distribution thereof.

     (v) Accredited Investor. The Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Agreement, including a complete loss of the Purchaser's investment in the Shares.

     (vi) No Representation. The Purchaser confirms that neither the Stockholder Parties nor any agent or affiliate of the Stockholder Parties have made any representation or warranty to the Purchaser about the Company or the Shares other than those set forth in this Agreement, and that the Purchaser has not relied upon any other representation or warranty, express or implied, in purchasing the Shares.

     (vii) Financial Experience. The Purchaser represents that by reason of the Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by either the Stockholder Parties or the Company or any affiliate or selling agent of either the Stockholder Parties or the Company, directly or indirectly, the Purchaser has the capacity to protect Purchaser's own interests in connection with the transactions contemplated by this Agreement.

     The Purchaser understands that the foregoing representations and warranties are to be relied upon by the Stockholder Parties as a basis for exemption of the sale of the Shares under the Securities Act and under the securities laws of all applicable states and for other purposes. The Purchaser warrants that the information provided to the Stockholder Parties is true and correct as of the date hereof.

     2.4. Covenant of Bouchard Margules & Friedlander, P.A. Bouchard Margules & Friedlander, P.A., counsel for the Stockholder Parties (the "Firm"), hereby covenants and agrees that, except as required by law, the Firm shall not reveal or utilize information it obtained in connection with or learned as a result of the Action. The covenant and agreement set forth in this paragraph shall be binding and enforceable against each attorney of the Firm.

ARTICLE III
                             MUTUAL GENERAL RELEASES

     3.1. Release by the Stockholder Parties. The Stockholder Parties, on behalf of themselves and their respective heirs, estates, agents, officers, directors, partners, trustees, beneficiaries, successors, predecessors, subsidiaries, principals and affiliates (the "Stockholder Releasors"), hereby do remise, release and forever discharge, and covenant not to sue or take any steps to further any claim, action or proceeding against, the AmBase Parties, John B. Costello, Michael L. Quinn, John P. Ferrara, Joseph R. Bianco and their respective current and former heirs, estates, successors, affiliates, subsidiaries, officers, directors, partners, trustees, beneficiaries, employees, agents, representatives, attorneys and any other advisors or consultants to AmBase Parties (collectively, the "AmBase Releasees"), and each of them, from and in respect of any and all claims and causes of action, whether based on any federal, state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, which any of, or all, the Stockholder Releasors have, had or may have against the AmBase Releasees, or any of them, of any kind, nature or type whatsoever, up to the date of this Agreement, except that the foregoing release does not release any rights and duties under this Agreement or any claims the Stockholder Releasors may have for the breach of any provisions of this Agreement.

     3.2. Release by the AmBase Parties. The AmBase Parties, on behalf of themselves and their respective heirs, estates, agents, officers, directors, partners, trustees, beneficiaries, successors, predecessors, subsidiaries, principals and affiliates (the "AmBase Releasors"), hereby do remise, release and forever discharge, and covenant not to sue or take any steps to further any claim, action or proceeding against, the Stockholder Parties and their respective current and former heirs, estates, successors, affiliates, subsidiaries, officers, directors, partners, trustees, beneficiaries, employees, agents, representatives, attorneys and any other advisors or consultants to the Stockholder Parties (collectively, the "Stockholder Releasees"), and each of them, from and in respect of any and all claims and causes of action, whether based on any federal, state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, which any of, or all, the AmBase Releasors have, had or may have against the Stockholder Releasees, or any of them, of any kind, nature or type whatsoever, up to the date of this Agreement, except that the foregoing release does not release any rights and duties under this Agreement or any claims the AmBase Releasors may have for the breach of any provisions of this Agreement.

     3.3.  Releases  Binding,   Unconditional  and  Final.  The  parties  hereby
acknowledge and agree that the releases and covenants provided for in paragraphs
3.1 and 3.2 shall be binding, unconditional and final upon the Effective Date.

     3.4. Value of the Shares. The Stockholder Parties, the AmBase Parties and the Purchaser each acknowledge that (i) the Purchase Price does not necessarily reflect the fair market value of the Shares as of the date hereof; (ii) the value of the Shares may increase or decrease after the date hereof; and (iii) none of the Stockholder Parties, the AmBase Parties or the Purchaser shall have any claims against another party to this Agreement by reason of an increase or decrease in the value of the Shares. The Stockholder Parties, the AmBase Parties and the Purchaser expressly acknowledge that this Agreement is intended to settle any and all claims among the parties, including without limitation, any contract claims, tort claims, claims arising under the federal securities laws, fraud claims, including any claims of fraud in the inducement of, or otherwise in connection with or related to, the settlement and any other matters contemplated by this Agreement.

     3.5. The Action. The Stockholder Parties agree not to pursue any other rights or remedies in, through or with respect to the Action, including but not limited to filing any action related to it or its associated purposes, or appealing any aspect of the judgment in the Action.

ARTICLE IV
                                   STANDSTILL

     4.1. From and after the date of this Agreement through the fifth anniversary of the date of this Agreement, the Stockholder Parties and their respective agents, representatives, affiliates, associates and all other persons acting in concert with or under the control or direction of any of the Stockholder Parties shall not, directly or indirectly, in any manner, including without limitation, entering into communications or discussions with record or beneficial stockholders of the Company seeking to:

     (i) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any securities of the Company or direct or indirect rights or options to acquire any securities of the Company;

     (ii) solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a "participant" in a "solicitation," as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Securities Exchange Act of 1934, as amended ("Exchange Act"), in opposition to the recommendation or proposal of the board of directors of the Company (the "Board"), or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any person with respect to the voting of (or the execution of a written consent in respect of) the securities of the Company, or execute any written consent in lieu of a meeting of the holders of the securities of the Company or grant a proxy with respect to the voting of the securities of the Company to any person;

     (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

     (iv) deposit any securities of the Company in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

     (v) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person;

     (vi) seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidate, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company;

     (vii) take any action, alone or in concert with any other person, advise, finance, assist or participate in or encourage any person to take any action which is prohibited to be taken by the Stockholder Parties or any of their affiliates or associates pursuant to this Agreement, or make any investment in or enter into any arrangement with, any other person that engages, or offers or proposes to engage in any of the foregoing;

     (viii) disclose publicly or privately, in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing;

     (ix) commence, encourage, or support any derivative action in the name of the Company, or any class action against the Company or any of its officers or directors; or

     (x) take any action challenging the validity or enforceability of any provisions of this Article IV.

ARTICLE V
                          NONDISPARAGEMENT; LITIGATION

     5.1. Nondisparagement; Litigation. The Stockholder Parties agree and covenant not to directly or indirectly disparage, criticize, or make any negative public or private comments about any of the AmBase Parties to any person or entity or to assist any person or entity to initiate or pursue, directly or indirectly, any litigation, arbitration, suit, claim, or complaint against the AmBase Parties relating to any of the claims and causes of action described in Section 3.1 of this Agreement, excluding, however, any litigation, arbitration, suit, claim, or complaint filed solely to remedy a breach of this Agreement. The AmBase Parties agree and covenant not to directly or indirectly disparage, criticize, or make any negative public or private comments about the Stockholder Parties or assist any person or entity to initiate or pursue, directly or indirectly, any litigation, arbitration, suit, claim or complaint against the Stockholder Parties relating to of the claims and causes of action described in Section 3.2 of this Agreement, excluding, however, any litigation, arbitration, suit, claim, or complaint filed solely to remedy a breach of this Agreement. Without limiting the generality of the foregoing, the Stockholder Parties agree that they will not disclose to any person information obtained in connection with or as a result of the Action.

     5.2. The Stockholder Parties shall file a copy of this Agreement as an amendment to their Schedule 13D's on file with the Securities and Exchange Commission.

     5.3. Notwithstanding Sections 5.1 of this Agreement, nothing contained herein shall limit the ability of any party to this Agreement to provide documents or information responsive to legal process or legal proceedings, or requests from any government or regulatory agency or authority in connection with any formal or informal inquiry, investigation or proceeding (a "Request") where such legal process or proceeding has not been initiated by, or on behalf of, or at the suggestion of, a party to this Agreement or their agent or representative. If any party to this Agreement receives such a Request, it shall
(i) give actual written notice, by hand or facsimile transmission of such Request to all other parties to this Agreement as promptly as practicable and
(ii) shall use its best efforts to maintain the confidentiality of such documents or information.

ARTICLE VI
                                  MISCELLANEOUS

     6.1. No Concession of Liability. This Agreement shall not in any event constitute, be construed or deemed a concession, on the part of any of the undersigned to the truth of any allegations, claims, or defenses made by any of the parties in the Actions or otherwise, or of any liability or wrongdoing of any of the parties.

     6.2. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

     6.3. Fees and Expenses of Transaction. The parties hereto shall each bear his, her or its own expenses in connection with this transaction.

     6.4. Waivers. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

     6.5. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within that State. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

     6.6. Jurisdiction and Venue. Each party hereto hereby agrees that any proceeding relating to this Agreement shall be brought in a state court of Delaware. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by registered mail made upon such party and/or such party's agent and waives any objection to venue in any such Delaware court and a claim that any such Delaware court is an inconvenient forum.

     6.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or heirs and personal representatives.

     6.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     6.9. Survival of Representations. All of the representations, warranties, covenants, releases and indemnities of the parties set forth in this Agreement will survive the transfer of the Shares to the Purchasers.

     6.10. No Third Party Rights. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties or agreements are made, shall confer no rights hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.

     6.11. Construction. This Agreement shall not be more strictly construed against one party than against any other merely because it was prepared by counsel for that party, it being recognized that, because of the arm's length negotiations, all parties have materially and substantially contributed to the preparation, review and final terms of this Agreement.

     6.12. Specific Performance; Injunctive Relief. The parties to this Agreement agree that solely a remedy at law for breach of this Agreement is inadequate and that any party by whom this Agreement is enforceable shall be entitled to institute and prosecute proceedings, either at law or in equity, to seek specific performance of the terms and conditions of this Agreement, to obtain injunctive relief or to obtain any other appropriate relief or remedy. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or at law.

     6.13. Notices. Unless otherwise provided by the terms of this Agreement, any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, or delivered in person to the parties at the following addresses: (i) on behalf of the Stockholder Parties, Denis F. Cronin, Esquire, Cronin & Vris, 380 Madison Avenue, 24th Floor, New York, New York 10017 and (ii) on behalf of the AmBase Parties, AmBase Corporation, Attn: Secretary, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830-6027, or at such other address as any party may specify by notice given to other parties in accordance with this Section. The date of giving of any such notice shall be (a) in the case of hand delivery, when actually delivered to the addressee and (b) in the case of registered or certified mail, three (3) days after mailing. Copies of all notices shall be sent to Andre G. Bouchard, Bouchard Margules & Friedlander, P.A., 222 Delaware Avenue, Suite 1400, Wilmington, Delaware 19801 and Raymond J. DiCamillo, Esquire, Richards, Layton & Finger, P.A., 920 N. King Street, Wilmington, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 17th day of October, 2006.


/s/ George W. Haywood                      /s/ Salvatore Trani
------------------------------------       -------------------------------------
George W. Haywood                          Salvatore Trani



/s/ Denis F. Cronin                        /s/ Philip M. Halpern
------------------------------------       -------------------------------------
Denis F. Cronin                            Philip M. Halpern



/s/ Richard A. Bianco                      /s/ Robert E. Long
------------------------------------       -------------------------------------
Richard A. Bianco                          Robert E. Long

AMBASE CORPORATION


By:  /s/ John P. Ferrara
   ---------------------------------
      John P. Ferrara
      Vice President



     This Agreement has been duly executed by the following party for the purpose of acknowledging such party's obligations as set forth in paragraph 2.4 hereof.



                                           BOUCHARD MARGULES & FRIEDLANDER, P.A.



                                           By:  /s/ Andre G. Bouchard
                                           -------------------------------------
                                           Andre G. Bouchard
                                           President

                                    EXHIBIT A

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

GEORGE W. HAYWOOD and DENIS                              )
CRONIN,                                                  )
                                                         )
                                   Plaintiffs,           )
                                                         )
                         v.                              ) C.A. No. 342-N )
AMBASE CORPORATION, a Delaware     )
corporation,                                             )
                                                         )
                                   Defendant.            )

                            STIPULATION OF DISMISSAL

     IT IS HEREBY STIPULATED AND AGREED by and among the parties, through their undersigned counsel, that this action is dismissed with prejudice. Each party shall bear his or its own costs, fees and expenses.

-----------------------------------          -----------------------------------
Andre G.Bouchard (#2504)                     Jesse A. Finkelstein  (#1090)
Bouchard  Margules & Friedlander, P.A.       Raymond J. DiCamillo (#3188)
222 Delaware Avenue                          Richards, Layton & Finger,P.A.
Suite 1400                                   One Rodney Square
Wilmington,  Delaware 19801                  P.O. Box 551
302)573-3510                                 Wilmington,  Delaware 19899
Attorneys for  Plaintiffs                    (302) 651-7700
                                             Attorneys for Defendant

Dated:  October ___, 2006


         SO ORDERED this ______ day of _______________, 2006.



                                                --------------------------------
                                                Vice Chancellor